UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 5, 2009

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2009, Brian Lane, age 47, commenced his employment and was appointed as Vice President, Chief Accounting Officer of NexCen Brands, Inc. (the “Company”).  In this capacity, Mr. Lane will serve as the Company’s principal accounting officer assuming such duties from Mark Stanko, the Company’s Chief Financial Officer, effective on October 5, 2009.  Mr. Lane will be responsible for the Company’s SEC reporting compliance, corporate accounting functions, and the Company’s accounting policies and procedures.  Previously, on September 14, 2009, the Company entered into an Offer Letter with Mr. Lane which detailed the terms of his subsequent employment.  The Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Prior to joining the Company, from 2008 to 2009, Mr. Lane served as Chief Accounting Officer for Altisource Portfolio Solutions, a financial services company.  From 2005 to 2008, Mr. Lane held the position of Controller for the Credit Card Division of CompuCredit Corporation, a financial services company.  From 1998 to 2005, Mr. Lane was the Chief Financial Officer for Blimpie International, Inc., a franchisor of quick service restaurant brands.  Mr. Lane started his career with Ernst & Young LLP, where he served both public and private companies during his 11 years with that firm.  Mr. Lane received a BBA in accounting from the University of Georgia.  He is a certified public accountant.

Offer Letter Summary

Pursuant to the Offer Letter, Mr. Lane will receive an initial annual base salary, subject to periodic review and upward adjustment, as well as various perquisites and benefits.  Mr. Lane may be eligible to receive a performance-based bonus, at the Company’s sole discretion or pursuant to the Company’s bonus plan then in effect.  Mr. Lane will also be eligible to receive a stock option grant of the Company’s common stock, at the sole discretion of the Company and subject to the approval of the Company’s Compensation Committee, under the terms of the Company’s 2006 Long Term Equity Incentive Plan.  Either the Company or Mr. Lane may terminate Mr. Lane’s employment, at will, with or without cause for any reason whatsoever.

Pursuant to the Offer Letter, Mr. Lane also executed an employee representation letter on September 14, 2009.  Under the terms of the employee representation letter, which is signed by all employees of the Company, Mr. Lane acknowledged his obligations, during and after his employment with the Company, with respect to (i) confidential information, (ii) records and other property of the Company, (iii) non-solicitation of customers and employees, and (iv) non-disparagement of the Company and non-interference with the Company’s business relationships.

The foregoing is a summary of the terms of the Offer Letter.  Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

10.1	Offer Letter dated September 14, 2009 by and between NexCen Brands, Inc. and Brian Lane.

99.1	Press Release dated October 8, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 8, 2009.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel